Exhibit 21

                                   ARGAN, INC.

                           SUBSIDIARIES OF THE COMPANY

                                                          State of Incorporation
                                                          ----------------------

      Southern Maryland Cable, Inc.                              Delaware

      Vitarich Laboratories, Inc.                                Delaware